UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 4, 2012

BIONOVO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33498	20-5526892
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 400, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 601-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  The Board of Directors (the “Board”) of Bionovo, Inc. (the “Company”), based on the recommendation of the Nominations Committee of the Board, appointed Robert E. Farrell to serve as a director of the Board, effective January 4, 2012.  The appointment of Mr. Farrell to the Board fills the vacancy left by the death of Dr. John D. Baxter.  The Board has determined that Mr. Farrell is “independent” as defined in the Securities Exchange Act of 1934, as amended, as well as the rules and regulations of The Nasdaq Stock Market.  Mr. Farrell will serve as a member of the Audit Committee and Compensation Committee of the Board.

The appointment of Mr. Farrell was not pursuant to any arrangement or understanding between him and any other person.  Mr. Farrell is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Farrell will be entitled to receive the same compensation paid to the Company’s other non-employee directors.

Item 8.01	Other Events.

On January 5, 2012, the Company issued a press release announcing the appointment of Robert E. Farrell as a director of the Board.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  The press release is also available on the Company’s website at www.bionovo.com.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.

99.1	Press Release of the Company, dated January 5, 2012, entitled “Robert Farrell Joins Bionovo’s Board of Directors”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2012	Bionovo, Inc.

	By:	/s/ Isaac Cohen
	Name:	Isaac Cohen
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release of the Company, dated January 5, 2012, entitled “Robert Farrell Joins Bionovo’s Board of Directors”.